Richardson Electronics 10-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Richardson Electronics, Ltd.

LaFox, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-04767, 333-129828, 333-182907, 333-206044, 333-227876 and 333-249383) of Richardson Electronics, Ltd. of our reports dated July 31, 2023, relating to the consolidated financial statements, and the effectiveness of Richardson Electronics Ltd.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/BDO USA, P.A.

Chicago, Illinois

July 31, 2023